Original on Netherland, Sewell & Associates, Inc. Letterhead



                CONSENT OF NETHERLAND SEWELL AND ASSOCIATES, INC.


         As oil and gas consultants, Netherland Sewell and Associates, Inc. hereby consent to: (a) the use of our reserve report dated March 16, 1999 entitled "Estimate of Reserves and Future Revenue to the Pease Oil and Gas Company Interest in Certain Oil and Gas Properties Located In Louisiana and Texas as of January 1, 1999"; and (b) all references to our firm included in or made a part of Pease Oil and Gas Company's Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission on or about March 31, 1999.


                                       NETHERLAND SEWELL AND ASSOCIATES, INC.



                                       By: /s/ Danny D. Simmons
                                       ---------------------------------------
                                       Danny D. Simmons
                                       Senior Vice President


Houston, Texas
Date:March 30, 1999